UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 23, 2013

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On August 23, 2013, 3M Company entered into a $150 million bilateral letter of credit agreement (the “Agreement”) with HSBC Bank USA, National Association (the “Bank”).

The Agreement includes provisions regarding 3M’s guaranty of obligations incurred by its subsidiaries under the Agreement and contains customary representations, warranties and covenants, including but not limited to covenants restricting our ability to incur liens, merge or consolidate into another entity. Further, the Agreement contains a covenant requiring us to maintain our EBITDA to Interest Ratio as of the end of each quarter at not less than 3.0 to 1. This is calculated as the ratio of consolidated EBITDA for the four consecutive quarters then ended to interest payable on all funded debt for the same period.

The full terms and conditions of the letter of credit facility are set forth in the Agreement. A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

The Bank and its affiliates have various relationships with 3M and its subsidiaries involving the provision of financial services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the Agreement is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits:

Exhibit Number	Description of Exhibits
10.1	Bilateral Letter of Credit Agreement dated as of August 23, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel & Secretary

Dated: August 27, 2013

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
10.1	Bilateral Letter of Credit Agreement dated as of August 23, 2013